Exhibit 10.26

                                LICENSE AGREEMENT

     THIS LICENSE AGREEMENT (this "Agreement") is made and entered into as of this 17th day of November, 1996, by and between Intelligent Medical Imaging, Inc., a Delaware corporation ("IMI"), and Dr. Raouf Guirguis ("Dr. Guirguis"), La Mina, Inc., a Delaware corporation ("La Mina"), and MonoGen, Inc., a Nevada corporation ("MonoGen") (with Dr. Guirguis, La Mina and MonoGen being hereinafter collectively referred to as the "Licensors").

                                    RECITALS

         A. The Licensors hold all right, title and interest in and to the Patents, the Monolayer Technology and the Monolayer Products.

         B. IMI desires to acquire from the Licensors, and the Licensors desire to grant to IMI, an exclusive license for the use of the Monolayer Products and other products in automated image analysis systems for the preparation of monolayer slides (non-gynecological and gynecological pathology specimens).

     NOW, THEREFORE, in consideration of the obligations herein made and undertaken, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound hereby, covenant and agree as follows:

         1. DEFINITIONS. Whenever used in this Agreement, the following terms shall have the meanings set forth below:

          (a) "Automated System" means any automated image analysis system, which is defined as an apparatus having an integrated light microscope that scans microscope slides for both intracellular and extracellular components and converts the images scanned from the slide into digital or analog data that can be analyzed utilizing any analytical algorithm. The Micro21 System is an Automated System.

          (b) "Manifold System" means the apparatus to be designed and developed for use with the Micro21 System in accordance with this Agreement, which apparatus will utilize a manifold system for the simultaneous preparation and processing of monolayer preparations and other preparations utilizing the Monolayer Products, including all related single-use or disposable items used in connection therewith.

           c) "Micro21 System" means IMI's Micro21 System, as the same may be developed, enhanced, modified, added to or improved from time to time.

          (d) "Monolayer Products" means (i) the products and procedures claimed in the Patents (and any improvements thereto claimed in any future patents) and/or that are based upon or that utilize the Monolayer Technology, (ii) the Monolayer Technology, (iii) the Manifold System, (iv) all improvements or additions to any of the foregoing, (v) all components and parts of any of the foregoing and (vi) all ancillary reagents, materials, and devices used in connection with any of the foregoing.

          (e) "Monolayer Technology" means the inventions claimed in or covered by the Patents and any improvements or additions thereto claimed in any future patents.

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          (f) "Patents" means U.S. patent numbers 5,471,994 and 5,301,685, and any future patents related to, encompassing or underlying the Monolayer
Products.

          2. LICENSE. The Licensors hereby grant to IMI the exclusive worldwide perpetual license (the "License") conveying all rights to use and sell (but not to manufacture (except as provided in Section 6 of this Agreement)) the Monolayer Products for preparing or processing diagnostic microscope slides or any transport vehicle for use with Automated Systems. The License shall also be deemed to include the transfer to IMI of all of the Licensors' rights under the Patents as such rights relate to the use of the Monolayer Products in connection with any Automated Systems, including, without limitation, the right to maintain, prosecute and defend such Patents and all follow on, continuation, improvement and other new and related patents and improvements to the Monolayer Products. Title and ownership in the Patents shall be retained by the Licensors (specifically, Dr. Guirguis and La Mina), subject to the terms of this Agreement.

IMI shall pay for all future costs to maintain, prosecute and defend the Patents (collectively, "Patent Costs"); provided that in the event that Licensor sells any Monolayer Product to any person or entity other than IMI, or grants any right to use, sell, manufacture or have manufactured any Monolayer Product to any person or entity other than IMI, then Licensor shall thereafter, upon IMI's demand, pay to IMI an amount equal to [ * ] of all ongoing Patent Costs. Licensor shall at all times provide IMI with all information, cooperation and materials necessary to maintain, prosecute and defend the Patents and to pay all Patent Costs. In the event that IMI does not pay all Patent Costs as provided above, Licensor shall have the right to terminate the License upon written notice to IMI; provided, however, that (i) Licensor gives IMI written notice of such failure and IMI does not cure such failure within a period of ninety (90) days from and after the date IMI receives such notice and (ii) Licensor has at the time of such notice paid [ * ] of all Patent Costs as provided above.

In the event that IMI decides not to pay the Patent Costs at any time, IMI shall notify the Licensors of such decision in a manner and at a time sufficient to prevent the loss of rights associated with the Patents.

         3.  RESEARCH & DEVELOPMENT CONTRACTS.

          (a) In connection with this Agreement, the Licensors and IMI agree to use good faith best efforts to enter into Research & Development Contracts (each an "R&D Contract") pursuant to which the Licensors shall develop and, if necessary, modify the Monolayer Products and their devices and components for commercial use with respect to the performance of certain diagnostic procedures on the Micro21 System. IMI shall submit proposals for specified procedures. Each R&D Contract shall include specific performance and design requirements and specifications, as well as milestones and completion dates (to be discussed and determined on case by case basis) and related installment payments for the compensation to be paid by IMI to the Licensors for each procedure.

          (b) IMI's proposals shall specify the procedure(s) contemplated and required specifications and performance characteristics. The Licensors shall develop the appropriate device or devices to "optimize" throughput and readability for use with the Micro21 System. The Licensors shall also develop and optimize the appropriate fixers and reagents for throughput, reliability, stability, readability and accuracy.

          (c) In the event the Licensors and IMI do not reach an agreement and fail to execute an R&D Contract as to a specified procedure within sixty (60) days after IMI's submission of a proposal or, with respect to the proposed completion of the design of the "Manifold System" described in Section 4 below, if the parties do not enter into an R&D Contract with respect to the Manifold System within sixty (60) days after the date of this Agreement, then IMI shall be free and shall have the full right and authority and shall have all rights necessary to perform, and to engage a third party to perform, the development and/or design work (including development or design work in connection with the Manifold System); provided that any third party developer

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(each a "Third Party Developer") shall not have any rights to use the technology, other than the right to perform the development or design work for IMI under a research and development contract. The rights to any modifications or improvements to the Monolayer Products or the Manifold System made by any Third Party Developer shall belong to the Licensors, and IMI shall have the full right to use and sell such modifications and improvements pursuant to the License. The Licensors shall retain manufacturing rights as contemplated herein (subject to the contingent grant of manufacturing rights under Section 6 herein), with respect to procedures developed by any Third Party Developers.

          (d) The Licensors hereby grant to IMI the exclusive right, pursuant to the License, to use and sell all of the Monolayer Products (and all components thereof), fixers and reagents developed by the Licensors (or any of them) under any R&D Contract or developed by IMI or by any Third Party Developer, including all applicable present and future patents and patent rights, for use with Automated Systems. IMI shall retain all rights to the Micro21 System, including any improvements or modifications to the Micro21 System developed by the Licensors or any of their affiliates or agents (collectively, "Improvements"), and the Licensors each hereby expressly transfer, assign and convey all of their rights in or to the Improvements to IMI. The Licensors shall retain the right to sell the Monolayer Products, fixers and reagents (other than disposables developed for use in connection with the Manifold System) for use with applications other than in connection with or with respect to Automated Systems.

          (e) The first procedure to be fully developed by the Licensors shall be monolayer preparation for urine cytology. The R&D Contract with respect to urine cytology and other procedures shall include the following payment terms:

               (i) Initial nonrefundable payment of $150,000 payable upon execution of the initial R&D Contract for urine cytology and delivery of the "Manufacturing Documentation" (as defined in Section 6(b) herein).

               (ii) Subject to Section 3(e)(iii), $350,000 shall be paid by IMI upon IMI's receipt of FDA 510(k) clearance for use of the Micro21 System (as substantially equivalent to the manual procedures) with respect to the use of the Monolayer Products for monolayer preparation for urine cytology (in connection with hematuria and red cell counting, uroepithial atypical identification (not classification), and capture and presentation of "casts" and crystals) (the "Micro21 Urine Cytology 510(k) FDA Clearance").

               (iii) The $350,000 payment referred to in Section 3 (e)(ii) shall be applied by IMI and the Licensors to IMI's initial payment obligations under any R&D Contracts (including the initial contract for urine cytology to the extent the development expense under such initial R&D Contract exceeds $150,000) entered into during the first year following the date of this Agreement. The Licensors shall promptly after execution of this Agreement submit a proposal for the R&D Contract for urine cytology, including the Licensors' proposed cost of development to be paid by IMI. Notwithstanding the foregoing, in the event the payment has not been made under Section 3(e)(ii) within such one-year period and provided IMI does not elect to terminate this Agreement during such one-year period (and it remains in effect), then IMI shall pay the $350,000 payment to the Licensors on the third business day following the anniversary of the date of this Agreement.

          4. MANIFOLD SYSTEM. IMI acknowledges that the Licensors are working on a design for a Manifold System. The Licensors shall promptly after execution of this Agreement submit a proposal for completion of the design and development of the Manifold System for use with the Micro21 System, including the Licensors' proposed cost of design and development to be paid by IMI. The Licensors shall complete the design and development of the Manifold System pursuant to an R&D Contract entered into by the parties with respect thereto, provided, if the Licensors and IMI fail to enter into such an R&D Contract within the time period specified in Section 3(c), then IMI shall have the right to design and develop, and to engage a Third Party Developer to design

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 and develop, the Manifold System as provided in Section 3(c). To the extent the Manifold System is designed for use with or by any Automated System and/or as an integrated part of the Micro21 System, the Licensors hereby grant to IMI the exclusive right, pursuant to the License, to use and sell, including an assignment of all applicable present and future patent rights, but not the right to manufacture (subject to the contingent grant of manufacturing rights under Section 6 herein) the Manifold System. The Manifold System shall be deemed to be one of the Monolayer Products for the purposes of this Agreement and the License. The Licensors hereby grant to IMI the first right to negotiate a license or other grant of rights with respect to any enhancement, improvement or further development of the Manifold System.

          5. LICENSE FEE. The license fee to be paid to the Licensors by IMI under this Agreement shall consist of (a) the cash payment contemplated under
Section 3(e)(i) for services to be rendered by the Licensors as contemplated in
Section 3 herein, and (b) Three Million Dollars ($3,000,000), payable in any combination of cash or IMI common stock ("Shares"), as determined by IMI in its sole discretion (the "Additional Payment"). The number of Shares included in the Additional Payment shall be based upon the average closing price of the Shares on the twenty (20) trading days prior to the date the Additional Payment is paid by IMI. The Additional Payment shall be paid by IMI within five (5) business days after IMI's receipt of FDA 510(k) clearance or other FDA approval for the sale of Micro21 Systems incorporating or sold in conjunction with Monolayer Products. In the event FDA clearance is not required, the Additional Payment shall be paid within five (5) business days after actual commercial retail sales of Micro21 Systems that incorporate or are sold in conjunction with Monolayer Products. IMI, but not the Licensors, shall have the right to terminate this Agreement at any time without cause and without liability upon written notice to the Licensors, provided that this right to terminate without cause shall expire on the earlier of (i) the date of IMI's receipt of FDA 510(k) clearance for Micro21 Systems incorporating or sold in conjunction with Monolayer Products,
(ii) the first anniversary of the date of this Agreement or (iii) commercial retail sales by IMI of Monolayer Products. IMI shall grant to the Licensors "piggyback" registration rights in connection with any Shares issued to the Licensors (which rights shall be comparable to any "piggyback" registration rights granted to IMI's existing stockholders) pursuant to a registration rights agreement mutually agreed to by the parties (and if necessary the other shareholders of IMI).

         6.  MANUFACTURING RIGHTS.

          (a) The Licensors hereby agree to manufacture and deliver, and cause and require their third party contractors to manufacture and deliver, such quantities of the Monolayer Products, including all components thereof and the related fixers and reagents, as may be requested or specified from time to time by IMI. All such manufacturing and delivery (i) shall be performed and completed in strict conformance with (A) all of IMI's commercially reasonable (in the medical device industry) specifications and requirements, including, without limitation, those related to time of delivery, volume, design, appearance, performance and pricing and (B) the terms and conditions of all applicable IMI purchase orders, and (ii) shall strictly comply with all Good Manufacturing Practices ("GMP") required or promulgated by the FDA from time to time (with all of the foregoing requirements being hereinafter referred to as the "Manufacturing Requirements"). IMI shall at all times have the right of audit, use and access to the manufacturing data (including component supplier contact information), facilities and know-how of the Licensors and their third party manufacturing contractors, for the sole purpose of confirming that the Licensors or their contractors are complying with all Manufacturing Requirements.

          (b) With respect to the Monolayer Products, in the event the Licensors or their contractors at any time fail to perform their obligations with respect to manufacturing and delivery of any of the Monolayer Products (including, without limitation, failure to fully comply with the Manufacturing Requirements), then IMI shall have, in addition to all other rights granted to IMI under this Agreement, the right to manufacture or cause to be manufactured such Monolayer Products and all components thereof and the related disposables, fixers and reagents. With respect to the Manifold System, in the event the Licensors abandon their development effort, or in the event the Licensors or their third party contractors fail to produce a working prototype ready for beta site

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testing within six (6) months of the date of this Agreement, or fail to perform their obligations with respect to manufacturing and delivery of the Manifold System (including without limitation failure to fully comply with the Manufacturing Requirements), then IMI shall have, in addition to all other rights granted to IMI under this Agreement, the right to manufacture or cause to be manufactured the Manifold System and all components thereof and all related disposables. The intent of the parties is that the Licensors shall be responsible for the manufacturing the Monolayer Products, fixers and reagents and the Manifold System, however, the foregoing contingent manufacturing rights are necessary to ensure that IMI shall not be precluded from full exercise of its rights to use and sell the Monolayer Products, fixers and reagents and the Manifold System. In this regard, the Licensors shall, on the date of this Agreement, deliver to IMI copies of all relevant manufacturing data and component supplier and third party manufacturing contractor contact information and know-how and specifications which would be necessary for IMI's independent exercise of its contingent manufacturing rights, including without limitation such documentation relating to the Urine Cytology procedure (the "Manufacturing Documentation"). Throughout the term of this Agreement, at the request of IMI or upon any material change in the Manufacturing Documentation or creation of new Manufacturing Documentation covering any of the Manifold System or Monolayer Products, fixers or reagents, the Licensors shall promptly deliver any updates or modifications of the Manufacturing Documentation to IMI. IMI shall not use such Manufacturing Documentation except in connection with the exercise of its contingent manufacturing rights.

         7.  TRANSFER PRICES.

          (a) IMI shall pay the Licensors a unit transfer price for each of the Monolayer Products and the Manifold Systems manufactured by the Licensors and delivered to IMI equal to [ * ]. Transfer prices shall be paid on a calendar quarterly basis based upon the amounts actually collected by IMI during the immediately preceding calendar quarter; provided, however, to the extent IMI does not collect any amount due with respect to a product within ninety (90) days after the product is shipped to the customer, the price charged for such product shall be added to the actually collected amounts in the calendar quarter in which such ninety (90) day period ends. The transfer prices may be modified by mutual written consent to adjust for factors beyond the control of IMI or the Licensors, such as excessive cost for a reagent. All retail or negotiated prices for said products shall be set, and may be changed from time to time, by IMI in its sole discretion.

          (b) If IMI assumes the contingent manufacturing rights to manufacture any Monolayer Products or the Manifold System as described in
Section 6, IMI shall pay a royalty of [ * ]. Royalties shall be paid on a calendar quarterly basis based upon amounts actually collected by IMI during the immediately preceding calendar quarter.

          (c) Upon reasonable notice, IMI and its representatives shall have the reasonable right to audit, access and inspect the books, records and facilities of the Licensors for purposes of confirming the Licensors' production costs and compliance with the Manufacturing Requirements. Upon reasonable notice, the Licensors shall have the reasonable right to audit, access and inspect the books and records of IMI for purposes of confirming IMI's net sales of Monolayer Products and Manifold Systems under Sections 7(a) or 7(b) above.

          8. MINIMUM PURCHASES FOLLOWING FIRST YEAR. Upon the completion of the first year of commercial sales of the Monolayer Products under this Agreement, and provided IMI has not terminated this Agreement, IMI shall enter into good faith negotiations with the Licensors with respect to the minimum number of Monolayer Products covered under the License to be ordered by IMI.

         9. ANNOUNCEMENTS; CONFIDENTIALITY.

          (a) The parties hereto acknowledge that IMI is a public reporting company and that the matters covered by this Agreement are and shall remain confidential. The parties hereto agree that they shall not

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 make any announcement to the press or to any third parties about this
Agreement, the terms hereof or the transactions contemplated hereby without the prior written approval of all parties.

          (b) All IMI Information (i) shall be and at all times remain the sole and exclusive property of IMI, (ii) shall not be used by the Licensors for any reason or purpose except in direct connection with the Licensors' performance of their duties and obligations under this Agreement and (iii) shall not, without the express prior written consent and approval of IMI, be disclosed in whole or in part to any person or entity. For the purposes of this Agreement, "IMI Information" shall mean and include all information, materials or documents in any way regarding or relating to IMI or any of its affiliates or their respective businesses, whether provided to or obtained by the Licensors, including, without limitation, all customer lists, all technical data, research or information and all trade secrets and other proprietary ideas, concepts, know-how and methodologies. The Licensors acknowledge that money damages would be an inadequate remedy for the injuries and damage that would be suffered by IMI in the case of the Licensors' breach of this Section 9(b). Therefore, IMI, besides any other remedies it may have at law or in equity, shall be entitled to injunctive relief to enforce the provisions of this Section 9(b). The Licensors' respective duties and obligations under this Section 9(b) shall survive the termination or cancellation of this Agreement for any reason.

          (c) All Licensor Information (i) shall be and at all times remain the sole and exclusive property of the Licensors, (ii) shall not be used by IMI for any reason or purpose except in direct connection with IMI's performance of its duties and obligations under this Agreement and (iii) shall not, without the express prior written consent and approval of IMI, be disclosed in whole or in part to any person or entity. For the purposes of this Agreement, "Licensor Information" shall mean and include all information, materials or documents in any way regarding or relating to the Licensors or any of their affiliates or their respective businesses, whether provided to or obtained by IMI, including, without limitation, all customer lists, all technical data, research or information and all trade secrets and other proprietary ideas, concepts, know-how and methodologies. IMI acknowledges that money damages would be an inadequate remedy for the injuries and damage that would be suffered by the Licensors in the case of IMI's breach of this Section 9(c). Therefore, the Licensors, besides any other remedies they may have at law or in equity, shall be entitled to injunctive relief to enforce the provisions of this Section 9(c). IMI's duties and obligations under this Section 9(c) shall survive the termination or cancellation of this Agreement for any reason.

         10.  NONCOMPETITION.

          (a) In recognition of the highly competitive nature of IMI's business, the Licensors each covenants and agrees that he, she or it shall not, without the express prior written consent of IMI in each instance (which consent may be granted or denied by IMI in its sole and unfettered discretion), directly or indirectly from and after the date of this Agreement and for one (1) year from and after any termination of this Agreement (i) engage in (whether as an owner, officer, director, employee, partner, consultant, advisor, agent, sales representative, distributor, broker, marketing agent, trustee, joint venturer or otherwise) any business or other activity or activities which are competitive with the Automated Systems business of IMI, (ii) license to, or otherwise permit the use, sale, development or manufacture of the Monolayer Products (or any of them or any portion or component thereof) by any party who shall or could use the Monolayer Products (or any of them or any portion or component thereof) in competition with IMI in connection with any Automated System or (iii) assist or facilitate any other person or entity in engaging in any activities prohibited to the Licensors under this Section 10(a). The foregoing notwithstanding, and except in cases where IMI exercises its contingent manufacturing rights as provided in Section 6(b) above, in the event IMI obtains any reagent or device ancillary to a Monolayer Product from any party other than Licensor or a contractor or agent of Licensor, then thereafter Licensor shall be free to sell such reagent or device to third parties.

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          (b) The Licensors each acknowledge and agree that the breach of any of the provisions of this Section 10 by any of the Licensors shall cause irreparable harm to IMI which shall not be adequately compensated by monetary damages. In recognition of this fact, in the event of a breach or threatened breach of any of the provisions of this Section 10 by any of the Licensors, and without the showing or proving of actual damages, it is agreed that, in addition to IMI's remedies at law, IMI shall be entitled to immediate equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available from any court of competent jurisdiction against the Licensors and any third parties whose joinder may be necessary to effect a full and complete relief from such breach or threat of breach. Nothing herein contained shall be construed as prohibiting IMI from pursuing any other remedies available to it. The Licensors' respective duties and obligations under this Section 10 shall survive the termination or cancellation of this Agreement for any reason for one (1) year.

          11. DISPUTE RESOLUTION. Except for any claim or action by a party pursuant to Section 9 or Section 10 of this Agreement, any dispute, disagreement, controversy or claim arising out of or with respect to this Agreement (each a "Dispute") that is not resolved by the agreement of the parties must be resolved exclusively as set forth below:

          (a) All Disputes must first be submitted to non-binding mediation in Virginia if brought by IMI or in Palm Beach County, Florida if brought by any Licensor in accordance with the mediation procedures of the American Arbitration Association (the "AAA"). The parties agree to participate in not less than five
(5) hours of mediation within thirty (30) days after such submission. The mediator shall be appointed in accordance with the rules of the AAA, but the mediator must not have any conflict of interest. The mediation proceedings shall be completely confidential and not discoverable. The mediation procedure shall be deemed complete with respect to a Dispute if (i) the mediation is completed and an agreement to resolve the Dispute is entered into by the parties or (ii) the mediation is completed and the Dispute is not resolved within five (5) days thereafter. If a party submits a dispute to mediation and the other party fails to appear or participate in good faith in mediation within thirty (30) days after having received written notice of the submission of the Dispute, then the party submitting the Dispute may consider the mediation procedure to be completed.

          (b) If any Dispute remains between the parties after completion of the mediation process in connection with such dispute, then any party may submit the Dispute to final and binding arbitration (without appeal or review) in Virginia if brought by IMI or in Palm Beach County, Florida if brought by any Licensor, administered by and in accordance with the rules of the AAA. IMI shall appoint one (1) arbitrator and the Licensors shall together appoint one (1) arbitrator, and the two (2) arbitrators so selected shall appoint a third arbitrator. Each arbitrator must be appointed in accordance with the rules of the AAA, and must not have any conflict of interest. The decision of a majority of the three arbitrators with respect to any Dispute shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions, and shall set forth the award, judgment, decree or order awarded by the arbitrators. The judgment and any award rendered by the arbitrators may be enforced under applicable judicial procedures, including procedures for the entry and enforcement of arbitration awards by any federal or state court having jurisdiction.

          (c) The parties shall share equally the costs, including fees, of any mediator or arbitrator selected or appointed hereunder, but each party shall otherwise be responsible for its own fees, costs and expenses in connection with any Dispute.

          (d) The provisions of this Section 11 shall survive the termination or cancellation of this Agreement for any reason.

         12.  REPRESENTATIONS AND WARRANTIES.

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          (a) The Licensors each hereby represent and warrant to IMI that (i)
the Licensors have the full power and authority to execute and deliver this Agreement, to perform all of their duties and obligations under this Agreement and to grant all of the rights granted by this Agreement, (ii) to the best knowledge of the Licensors, neither the Patents, nor the Monolayer Products nor the Manifold System, nor IMI's use, sale or manufacture thereof, violates or infringes the rights of any person or entity in or to any patent, trademark, trade name, copyright, trade secret, license or other proprietary or similar right and (iii) the Licensors are the sole and lawful owners of the Patents, the Monolayer Products, the Manifold System, the components thereof and all rights therein or ancillary thereto.

          (b) IMI represents and warrants to the Licensors that (i) the IMI has the full power and authority to execute and deliver this Agreement and to perform all of its duties and obligations under this Agreement, (ii) to the best knowledge of IMI, the Micro21 System does not violate or infringe the rights of any person or entity in or to any patent, trademark, trade name, copyright, trade secret, license or other proprietary or similar right and (iii) IMI is the lawful owner or licensee of the Micro21 System, the components thereof and all rights therein or ancillary thereto.

          13. INDEMNIFICATION.

          (a) In addition to all other remedies available to IMI at law or in equity, the Licensors each hereby indemnify and agree to defend and hold IMI harmless from and against any and all fines, suits, proceedings, claims, demands, causes of action, losses, liabilities, damages, costs, charges and/or expenses of any kind or nature (including, without limitation, reasonable attorneys' fees and expenses) arising out of or otherwise relating to or connected with any actual or threatened claim that any of the Patents, the Monolayer Products, the Manifold System or any of the components thereof violate or infringe any patent, trademark, trade name, copyright, trade secret, license or other proprietary or similar right of any third party. The Licensors' respective duties and obligations under this Section 13(a) shall survive the termination or cancellation of this Agreement for any reason.

          (b) In addition to all other remedies available to the Licensors at law or in equity, IMI hereby indemnifies and agrees to defend and hold the Licensors harmless from and against any and all fines, suits, proceedings, claims, demands, causes of action, losses, liabilities, damages, costs, charges and/or expenses of any kind or nature (including, without limitation, reasonable attorneys' fees and expenses) arising out of or otherwise relating to or connected with any actual or threatened claim that the Micro21 System or any of the components thereof (other than any of the Patents, the Monolayer Products, the Manifold System or any of the components thereof) violate or infringe any patent, trademark, trade name, copyright, trade secret, license or other proprietary or similar right of any third party. IMI's obligations under this
Section 13(b) shall survive the termination or cancellation of this Agreement for any reason.

          14. BANKRUPTCY. Notwithstanding any other term or provision of this Agreement, if any Licensor, or any successor in interest to any Licensor hereunder, voluntarily seeks protection under or is involuntarily subjected to the provisions of the Bankruptcy Code, IMI may, at its sole option and discretion, elect, by written demand to such Licensor or its trustee in bankruptcy, to retain IMI's rights under this Agreement including, without limitation, IMI's right to demand: (i) performance of this Agreement; (ii) the use of all rights or items licensed or sublicensed hereunder to IMI as provided herein and without interference by Licensor or its trustee in bankruptcy; and
(iii) any other rights available to IMI under Section 365 of the Bankruptcy Code or any successor section or sections thereto. Failure by IMI to assert its rights to retain its benefits under this Agreement pursuant to Section 365(n)(1)(B) of the Bankruptcy Code, or any successor section or sections thereto, under an executory contract rejected during bankruptcy proceedings shall not be construed by the courts as a termination of this Agreement by IMI under Section 365(n)(1)(A) of the Bankruptcy Code, or any successor section or sections thereto.

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          15. Notices. No notice or other communication shall be deemed given unless sent in any of the manners, and to the persons, specified in this Section. All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon receipt if delivered personally (unless subject to clause (b)) or if mailed by registered or certified mail, (b) at noon on the date after dispatch if sent by overnight courier or (c) upon the completion of transmission (which is confirmed by telephone or by a statement generated by the transmitting machine) if transmitted by telecopy or other means of facsimile which provides immediate or near immediate transmission to compatible equipment in the possession of the recipient, in any case to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

if to IMI:

                       Intelligent Medical Imaging, Inc.
                       4360 Northlake Blvd.
                       Suite 214
                       Palm Beach Gardens, 33418
                       Attention:  Tyce Fitzmorris
                       Telecopy Number:  (561) 627-0409
                       Confirmation Number: (561) 627-0344

or if to the Licensors:

                       Dr. Raouf Guirguis
                       La Mina, Inc.
                       MonoGen, Inc.
                       2190 Foxmill Road
                       Herndon, VA  20171
                       Telecopy Number:  (703) 713-3474
                       Confirmation Number: (703) 713-3380

          16. ENUMERATION AND HEADINGS. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

          17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

          18. SUCCESSORS AND ASSIGNS. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto; provided, however, that the Licensors shall not subcontract or assign this Agreement (by operation of law or otherwise), or otherwise sell, assign, transfer, convey or dispose of all or any portion of their right, title or interest herein, to any person or entity without the express prior written consent of IMI.

          19. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision shall be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

          20. WAIVER. All rights available to either party under this Agreement or any other document delivered hereunder or in connection herewith, or allowed it by law or equity, are and shall be cumulative and may


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be exercised separately or concurrently and from time to time without waiver of any other remedies. No party hereto shall be deemed to have waived any right, power or privilege under this Agreement unless such waiver shall have been expressed in a written instrument signed by the waiving party. The failure of any party hereto to enforce any provision of this Agreement shall in no way be construed as a waiver of such provision or a right of such party to thereafter enforce such provision or any other provision of this Agreement.

          21. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, relating to said subject matter.

          22. TERMINATION. If any Licensor breaches this Agreement, IMI shall be entitled, without limitation as to any other available remedy, at its option and to the extent it so elects to terminate this Agreement, any such termination not to relieve the Licensors of any of their obligations under this Agreement. Except as otherwise provided in this Agreement, if IMI breaches this Agreement, the Licensors shall be entitled, without limitation as to any other available remedy, at their option and to the extent they so elect to terminate this Agreement, any such termination not to relieve IMI of any of its obligations under this Agreement.

          23. NAMES. The Licensors shall not use IMI's or any of IMI's affiliates' names, marks, logos or other designations for any reason (including, without limitation, advertising, publicity and promotional materials) without IMI's express prior written consent in each instance, and all such names, marks, logos and other designations of IMI shall at all times be and remain the sole and exclusive property of IMI. IMI shall not use any Licensor's or any of such Licensor's affiliates' names, marks, logos or other designations for any reason (including, without limitation, advertising, publicity and promotional materials) without such Licensor's express prior written consent in each instance, and all such names, marks, logos and other designations of such Licensor shall at all times be and remain the sole and exclusive property of such Licensor.

          24. GOVERNING LAW. This Agreement and the respective rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its conflicts of laws provisions.

          25. CONSTRUCTION. Unless the context of this Agreement otherwise clearly requires, (i) references in this Agreement to the plural include the singular, the singular the plural, the masculine the feminine, the feminine the masculine and the part the whole and (ii) the word "or" shall not be construed as exclusive and the word "including" shall not be construed as limiting. The Licensors shall be jointly and severally liable with respect to their respective duties and obligations under this Agreement.

          26. AMENDMENT. This Agreement may not be amended or modified in any manner except by a written agreement executed by each of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                        INTELLIGENT MEDICAL IMAGING, INC.

                        By: /s/ Tyce M. Fitzmorris
                            ----------------------------
                            Tyce M. Fitzmorris, President


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

                           MONOGEN, INC.

                           By: /s/ Raouf Guirgius
                               ------------------------------
                                Dr. Raouf Guirguis, President

                           LA MINA, INC.

                           By: /s/ Raouf Guirgius
                               -----------------------------
                               Dr. Raouf Guirguis, President

                              /s/ Raouf Guirgius
                              ------------------------------
                              Dr. Raouf Guirguis, Individually

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